Exhibit 10.1

EMPLOYMENT CONTRACT

BETWEEN:  Wuhan Aoxin Tianli Enterprise Investment Management Co., Ltd., a company legally incorporated under the laws of People’s Republic of China, (Mailing address: Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiang’an District, Wuhan City, Hubei Province) acting and represented herein by Mr. Wocheng Liu, chairman of the board, declaring duly authorized (Hereinafter referred to "AOXIN TIANLI")

 AND:   Mr. Chun Choi Law (Hereinafter referred to "Mr. Chun Choi Law"), Identification number: E921571 (2)

 (Aoxin Tianli and Mr. Chun Choi Law hereinafter collectively called "Parties")

 1. PREAMBLE

 The preamble is an integral part of this contract.

 WHEREAS Aoxin Tianli requires the services of Mr. Chun Choi Law as Chief Financial Officer (CFO);

 WHEREAS, Mr. Chun Choi Law agreed to provide AOXIN TIANLI his full-time services as CFO;

 WHEREAS the parties wish to confirm their agreement in writing;

 WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract;

 THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2. PURPOSE

2.1 Services

Mr. Chun Choi Law agrees to assume full-time for AOXIN TIANLI (minimum of forty (40) hours per week) the role of CFO during the entire duration of the contract;

2.2 Term

This contract is for an initial term of 24 months (From June 14, 2016 to June 13, 2018) renewable for an additional period of 24 months unless either party terminates it in writing at least three (3) months before the expiration of the initial term.

 3. CONSIDERATION

 3.1 Service Awards

 In consideration of the provision of services, AOXIN TIANLI to pay Mr. Chun Choi Law, as compensation;

 The gross amount of HK $ 600,000 ($77,300 US dollars) annually, for which salary and rental reimbursement are 60% and 40% respectively, and it is calculated at the rate of twelve (12) equal monthly installments consecutively of HK$50,000 ($6,442 US dollars) each, less withholding taxes applicable.

The Year-end award shall only be paid and performed under the Incentive Plan submitted by the management team and approved by the Compensation Committee of the Board.

3.2 Expenditure incurred

 AOXIN TIANLI will reimburse Mr. Chun Choi Law all reasonable expenses incurred in connection with this Agreement, upon presentation of appropriate documentation.

 3.3 Terms and conditions of payment

 3 .3.1The price payable by AOXIN TIANLI to Mr. Chun Choi Law is as follows:

 3.3.2 The cash compensation shall be paid on the 10th of each month from July 10, 2016.

 3.3.3 The sum of Year-end award shall be paid in terms of the Company’s incentive plan.

3.3.4 Expenses will be reimbursed on presentation of an expense account on the 24th of each month.

4. SPECIAL PROVISIONS

 4.1 Obligations of AOXIN TIANLI

 AOXIN TIANLI agrees and undertakes to Mr. Chun Choi Law as follows:

 AOXIN TIANLI to bring Mr. Chun Choi Law collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

 4.2 Obligation to Mr. Chun Choi Law

 Mr. Chun Choi Law agrees and undertakes to AOXIN TIANLI to the following:

The services must be made full time in a professional manner, according to the rules generally accepted by industry.

 4.3 Commitment to confidentiality and nondisclosure

 Mr. Chun Choi Law recognizes that certain disclosures to be provided by AOXIN TIANLI have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this Contract and for a period of 36 months following the end of it, Mr. Chun Choi Law is committed to AOXIN TIANLI to:

 a) keep confidential and not disclose the information;

 b) take and implement all appropriate measures to protect the confidentiality of the information;

 c) not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

 4.4 Exclusivity of service provider

 During the term of this Contract and for a period of 24 months following the end of it, Mr. Chun Choi Law is committed to AOXIN TIANLI not render services to or for direct or indirect competitors of AOXIN TIANLI.

 4.5 Responsibilities

4.5.1	Maintain executive responsibility for financial operations, including working capital, capital expenditures, debt levels, taxes, budget, and general accounting.
4.5.2	Develop and direct financial plans to the strategic business plan, company growth, and market opportunities and direction.
4.5.3	Establish and maintain stable cash flow management policies and procedures, and ensure cash resources are available for daily operations and business and product development.

4.5.4	Set-up and/or oversee all financial and operational controls and metrics within the organization.
4.5.5	Analyze current and future business operations and plans to determine financial effectiveness.
4.5.6	Manage outside lending and equity relationships, as well as relations with investors and shareholders within the investment community.
4.5.7	Prepare and file federal, state, third-party, and other financial reports to ensure compliance with GAAP, SEC, and IRS and other taxing entity requirements.
4.5.8	Establish the performance goals, allocate resources, and assess policies for employees, through other managers.

 4.6 Relationship between the parties

Neither party may bind the other in any way whatsoever to anyone, except in accordance with the provisions of this contract.

 4.7 Representations and Warranties made by Mr. Chun Choi Law

 Mr. Chun Choi Law represents and warrants to AOXIN TIANLI that:

 a) he has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

 b) he has the expertise and experience required to execute and complete the obligations under this contract;

 c) he will make services efficient and professional manner, according to the rules generally accepted by industry;

 4.8 Termination of Contract

 Either party may terminate this contract at any time, upon presentation of a 60 days notice given to the other party. Amounts due will be delivered when calculated on a pro-rata to the time elapsed since the last payment.

 5. GENERAL PROVISIONS

 Unless specific provision to the contrary in this Agreement, the following provisions apply.

 5.1 Force Majeure

Neither party can be considered in default under this contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

 5.2 Severability

 The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

 5.3 Notices

 Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

 5.4 Titles

The headings used in this contract are only for reference and convenience only. They do not affect the meaning or scope of the provisions they designate.

 5.5 No Waiver

 The inertia, neglect or delay by any party to exercise any right or remedy under this Agreement shall in no way be construed as a waiver of such right or remedy.

 5.6 Rights cumulative and not alternative

 All the rights mentioned in this Agreement are cumulative and not alternative. The waiver of a right should not be construed as a waiver of any other right.

 5.7 Totality and entire agreement

This contract represents the full and entire agreement between the parties. No statement, representation, promise or condition contained in this agreement can and should be allowed to contradict, modify or affect in any manner whatsoever the terms thereof.

 5.8 Contract Amendment

 This contract may be amended only by a writing signed by all parties.

 5.9 Gender and Number

 All words and terms used in this agreement shall be interpreted as including the masculine and feminine and singular and plural as the context or meaning of this contract.

 5.10 Assignable

 Neither party may assign or otherwise transfer to any third party or of his rights in this contract without the prior written permission of the other party to that effect.

 5.11 Computation of time

 In computing any period fixed by the contract:

 a) the day that marks the starting point is not counted, but the terminal is;

 b) non-juridical days (Saturdays, Sundays and holidays) are counted;

 c) when the last day is not legal, the deadline is extended to the next juridical day.

 5.12 Currencies

 All sums of money under this contract refer to Hong Kong currency.

 5.13 Applicable Laws

 This contract is subject to the laws of the People’s Republic of China.

 5.14 Election of domicile

 The parties agree to elect domicile in the judicial district of Wuhan, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, performance, the entry into force, validity and effect of this contract.

 5.15 Copies

 When initialed and signed by all parties, each copy of this contract shall be deemed an original, but these examples do not reflect all one and the same agreement.

 5.16 Scope of Contract

 This contract binds the parties and their successors, heirs and assigns, respectively.

 5.17 Solidarity

 If a party consists of two or more persons, they are forced and severally liable to the other party.

 6. EFFECTIVE DATE OF CONTRACT

 This Agreement shall enter into force June 14, 2016.

SIGNED BY Two (2) copies,

IN THE CITY OF WUHAN, HUBEI PROVINCE,

DATED: June 14, 2016.

Wuhan Aoxin Tianli Enterprise Investment Management Co., Ltd (seal)

By: /s/ Wocheng Liu
            Wocheng Liu
            Chairman and Co- Chief Executive Officer

By: /S/ Chun Choi Law
Chun Choi Law